Exhibit 10.20

AMENDMENT NO. 1
TO THE HYSTER-YALE GROUP, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective January 1, 2016)

Hyster-Yale Group, Inc. hereby adopts this Amendment No. 1 to the Hyster-Yale Group, Inc. Unfunded Benefit Plan (As Amended and Restated Effective January 1, 2016) (the "Plan"), effective as of January 1, 2018. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

“Section 5.1    Earnings.

(a)In General. Except as otherwise described in the Plan, for Plan Years commencing on and after January 1, 2018, at the end of each calendar month during a Plan Year through the end of the month prior to the payment date, the Account of the Covered Employees shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by 2%. Notwithstanding the foregoing, in the event that the True-Up Interest Rate determined for such Plan Year exceeds the rate credited under the preceding sentence to the Covered Employee’s Account, such Account shall retroactively be credited with the excess (if any) of (i) the amount determined under the preceding sentence over (ii) the amount determined by multiplying the Participant's Account balance during each month of such Plan Year by the True-Up Interest Rate determined for such Plan Year, compounded monthly. If a Participant incurs a Termination of Employment, this True-Up Interest Rate calculation shall be made during the month in which the Participant incurs such Termination of Employment and shall be based on the year-to-date True-Up Interest Rate for the month ending prior to the date the Participant incurs a Termination of Employment, as determined by the Committee in its sole discretion. For any subsequent month following such Termination of Employment, the True-Up Interest Rate calculation shall not apply.

(b)Prior Plan Years. Notwithstanding anything in the Plan to the contrary, any interest credited to a Participant’s Account with respect to 2017 or prior Plan Years will be provided under the terms and conditions of the Plan as it existed on December 31, 2017.”

EXECUTED this 28th day of December, 2018.

HYSTER-YALE GROUP, INC.

By:    /s/ Amy E. Gerbick
Amy E. Gerbick
Title:    Associate General Counsel,
Director of Corporate Compliance
and Assistant Secretary